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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 22, 2000

                           priceline.com Incorporated
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                           0-25581                 06-1528493
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(State or other Jurisdiction    (Commission File Number)      (IRS Employer
of Incorporation)                                          Identification No.)

            800 Connecticut Avenue, Norwalk, Connecticut     06854
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           (Address of principal office)                 (zip code)

               Registrant's telephone number, including area code
                                 (203) 299-8000

                                       N/A
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          (Former name or former address, if changed since last report)




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ITEM 5.    OTHER EVENTS.

      Walker Digital, a separate privately held company, advised priceline.com Incorporated (the "COMPANY") that it was restructuring its operations and significantly reducing its workforce as a result of capital constraints. Under the terms of agreements between the Company and Walker Digital, Walker Digital agreed to reimburse the Company for a portion of legal expenses incurred in connection with certain patent litigations and indemnify the Company for damages, liabilities and legal expenses incurred in connection with litigation involving Marketel International Inc. The Company currently believes that Walker Digital's ability to fulfill its obligations under these agreements is in doubt. Accordingly, the Company expects to record a charge in the fourth quarter 2000 primarily in respect of fees and litigation expenses.

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PRICELINE.COM INCORPORATED

                                    By:   /s/ Robert Mylod
                                          ----------------------------------
                                          Name:  Robert Mylod
                                          Title: Chief Financial Officer

November 22, 2000